EXHIBIT 4.03
                                                      ------------

                                                        EXHIBIT B



         [FORM OF SECOND AMENDMENT TO PLEDGE AGREEMENT]


          SECOND AMENDMENT dated as of May 19, 1995, among JBI, INC., a Massachusetts corporation (the "Borrower"); J. BAKER, INC., a Massachusetts corporation ("Baker"); each of the Subsidiary Guarantors that is a signatory hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"); and SHAWMUT BANK, N.A., a national banking association, as agent for the Banks party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Agent").

          The Borrower, Baker, the Banks and the Agent are parties to a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as heretofore modified and supplemented and in effect from time to time, the "Credit Agreement").

          The Borrower, Baker, the Subsidiary Guarantors and the
Agent are parties to a Pledge Agreement dated as of February 1, 1993 (as heretofore modified and supplemented and in effect on the date hereof, the "Pledge Agreement").

          The Borrower, Baker, the Banks and the Agent have entered into a Fifth Amendment (the "Fifth Amendment") dated as of even date herewith relating to the Credit Agreement.

          TCMB&T, Inc., a Massachusetts corporation ("TCMB&T"), has become a Subsidiary of Baker after the date of the Credit Agreement as a result of the TCM Transfer described in the Fifth Amendment and Baker is required under Section 7.04 of the Credit Agreement to cause the pledge to the Agent for the benefit of the Banks and the Agent, as collateral security for the Secured Obligations (as defined in the Pledge Agreement), of all of the issued and outstanding shares of capital stock of all classes of TCMB&T, and it is a condition precedent to the effectiveness of the Fifth Amendment that the parties hereto execute and deliver a Second Amendment to the Pledge Agreement in substantially the form hereof.

          To induce the Banks and the Agent to enter into the Fifth Amendment and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and recognizing that the continuation and increase in the amount of credit to the Borrower under the Credit Agreement is expected to be of financial benefit to Baker and the Subsidiary Guarantors, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Pledge Agreement are used herein as defined therein.

          Section 2.  Amendments.  Effective as of the date
hereof, the Pledge Agreement and other Operative Documents and Financing Agreements shall be amended as follows:

          A. TCMB&T shall be deemed to be an "Issuer" for all purposes of the Pledge Agreement.

          B. Annex 1 to the Pledge Agreement shall be amended by inserting beneath the name of Baker the following:

"             Certificate       Registered              Description
Issuer           Nos.             Owner                  of Shares

TCMB&T                          The Casual Male, Inc."


          C. References in each of the Credit Agreement and the other Operative Documents and Financing Agreements to the Pledge Agreement or words of like import (including indirect references thereto) shall be deemed to be references to the Pledge Agreement as amended hereby.

          Section 3. Representations and Warranties. Baker represents and warrants to the Agent that, as of the date hereof, after giving effect to the waivers and amendments contemplated by the Fifth Amendment and to the assumption and amendments contemplated by the Assumption Agreement (as defined in the Fifth Amendment) and to this Second Amendment to Pledge
Agreement:  (a) the representations and warranties set forth in
Section 2 of the Pledge Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 2 to "this Agreement" included reference to this Agreement and (b) the certificates described in
Section 2.B hereof evidence all of the issued and outstanding shares of capital stock of all classes of TCMB&T owned beneficially or of record by TCM (and the foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of Section 11.01(d) of the Credit Agreement).

          Section 4. Miscellaneous. Except as herein provided, the Pledge Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                              JBI, INC.


                              By /s/Alan I. Weinstein
                                 -------------------------
                                 Title: Sr. Exec. Vice President

                              J. BAKER, INC.


                              By /s/Alan I. Weinstein
                                 -------------------------
                                 Title: Sr. Exec. Vice President

                              THE CASUAL MALE, INC.



                              By /s/Alan I. Weinstein
                                 -------------------------
                                 Title: Sr. Exec. Vice President

                              SHAWMUT BANK, N.A.,
                                as Agent


                              By /s/Roger A. Stone
                                 ------------------------
                                 Title: Director

Agreed:

SUBSIDIARY GUARANTORS

SPENCER COMPANIES, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President


SPENCER NO. 301 CORP.


By /s/Alan I. Weinstein
  ----------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

JBI HOLDING CO., INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: President

TCMB&T, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

WGS CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

TCM HOLDING COMPANY, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: President

MORSE SHOE, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

BUCKMIN, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

ELM EQUIPMENT CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

JARED CORPORATION


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

MORSE SHOE (CANADA) LTD.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

MORSE SHOE INTERNATIONAL, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

ISAB, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

WHITE CAP FOOTWEAR, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President